Written Statement of the Chief Executive Officer
                         Pursuant to 18 U.S.C. ss. 1350


         Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Chairman and Chief Executive Officer of Regency Centers, L.P. (the "Company"), hereby certify that:

        1. the Annual Report on Form 10-K of the Company for the year ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

        2. that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Martin E. Stein, Jr.
Martin E. Stein, Jr.
March 13, 2003